Exhibit 99.1

NEWS RELEASE

Vistra Updates Financial Impact of Winter Storm Uri

and Reissues 2021 Guidance

IRVING, Texas — April 26, 2021 — Vistra (NYSE: VST) announced today that it is:

•

Estimating the financial impact of Winter Storm Uri (“Uri”) on 2021 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG)[1] at ~$(1,600) million, including self-help initiatives.

•	Reissuing 2021 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges at $1,475 to $1,875 million and $200 to $600 million, respectively.

•	Providing an update on its 2021 capital allocation plan.

•

Hosting an investor update call today at 8 a.m. EDT (7 a.m. CDT) in lieu of its regularly scheduled quarterly earnings conference call; filing its Quarterly Report on Form 10-Q for the first quarter of 2021 and posting the related investor materials to its website on May 5, 2021.

Winter Storm Uri

Since its initial announcement regarding the estimated financial impact of Uri on Feb. 26, 2021, Vistra has received additional customer load information, which drove a negative variance to its previous estimate of $(900) million to $(1,300) million. Vistra also had a line of sight to relatively high probability self-help initiatives that, until mid-April, kept the net estimate of the 2021 Adjusted EBITDA impact at the high end of this previous range, with knowledge that ERCOT’s 55-day resettlement statements would be forthcoming. These self-help initiatives include the monetization of certain commercial positions, generation savings from lower O&M project work, retail savings and forecasted performance, and IT and SG&A savings, which are expected to total ~$500 million in the balance of the year.

In mid-April, Vistra received the 55-day resettlement statements from ERCOT, which drove an estimated negative variance of more than $200 million. Vistra now estimates the net financial impact of Uri on its 2021 Ongoing Operations Adjusted EBITDA1 and Ongoing Operations Adjusted FCFbG1 is ~$(1,600) million. This estimate includes the expected benefit of the self-help initiatives, but assumes no recovery from potential successful outcomes of various legal and regulatory challenges related to Uri.

Vistra estimates the entire 2021 Adjusted EBITDA impact from the storm was less than the negative impact from gas deliverability issues and the incredibly high costs to procure gas. Vistra’s firm gas contracts that were not honored by third parties led to the company procuring replacement gas at incredibly high costs, while the lack of physical gas and insufficient pressures on the pipelines impacted the company’s ability to generate power at full capacity. As a result of these challenges, Vistra had to procure power in the ERCOT market at prices at or near the price cap to meet its supply obligations. Absent these issues with gas deliverability and increased gas costs, Vistra estimates that the 2021 Adjusted EBITDA impact of Uri would have been a slight positive.

Vistra – Press Release

April 26, 2021, Page 2

“Vistra positioned itself to handle the unprecedented Winter Storm Uri in Texas and executed well in the areas that we could control. The storm led to a confluence of unpredictable events and substantially altered the company’s risk profile, driven by issues with the integrated gas and electric systems, principally impaired gas deliverability, that we had never before seen. We are obviously very disappointed with the financial loss as a result of the effects of Uri and it is even more difficult to accept given our team members’ preparation and execution before, during, and after the storm,” said Curt Morgan, Vistra’s chief executive officer. “The results do not reflect our performance; however, we understand the reality in front of us and are prepared to move the company forward. We have a strong core to build from and have faith in our business model and strategic direction, especially as we implement a number of measures to mitigate the risks we observed from the winter storm event. Vistra is confident in the company’s ability to bounce back in 2021 and get back on track with our transformation, the execution of our long-term capital allocation plan, and creating value for our stakeholders over the long-term.”

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Reissued 2021 Guidance

($ in millions)	Initial 2021 (September 2020)	Reissued 2021 (April 2021)
Ongoing Ops. Adj. EBITDA[1]	$3,075 – 3,475	$1,475 – 1,875
Ongoing Ops. Adj. FCFbG[1]	$1,765 – 2,165	$200 – 600

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further details.

Vistra is reissuing its 2021 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges at $1,475 to $1,875 million and $200 to $600 million, respectively. The sole change to Vistra’s 2021 guidance ranges as compared to its initial guidance is the estimated net ~$(1,600) million Adjusted EBITDA impact of Uri, which includes Vistra’s identified self-help initiatives.

Liquidity and Related Financing Transactions

In the first quarter of 2021, Vistra took various steps to strengthen liquidity due to the impacts of Uri and enhance liquidity heading into the summer, including increasing borrowings under its Accounts Receivables financing agreements by $425 million, executing a new $1,250 million, 364-Day Term Loan A, and implementing a new $515 million PJM Forward Capacity Agreement. As of April 19, 2021, Vistra had total available liquidity of ~$2,784 million, including cash and cash equivalents of ~$549 million and $2,235 million of aggregate availability under its revolving credit facility and bi-lateral letter of credit facilities.

Capital Allocation

Through March 31, 2021, Vistra executed ~$175 million of its $1,500 million share repurchase program, repurchasing ~8.7 million shares at an average price of $20.21/share. Given the reduction in the amount of available capital in 2021 as a result of the financial impact from Uri, Vistra does not currently plan to repurchase any additional shares in 2021.

Vistra remains committed to its quarterly dividend of $0.15 per share1 ($0.60 per share annually) in 2021 and to advancing its renewable development projects. The company is evaluating financing alternatives to help fund and/or to potentially accelerate the pace of development of its Texas and California renewable and energy storage projects.

Vistra – Press Release

April 26, 2021, Page 3

Vistra also remains committed to maintaining a strong balance sheet. The company’s net debt increased by ~$2,050 million in the first quarter of 2021. In the last three quarters of 2021, Vistra expects to reduce net debt by ~$1,250 million.

(1)	Based on management’s anticipated recommendations; subject to Board’s approval at the applicable time.

Investor Update Call

Vistra will host a conference call and webcast today, April 26, 2021, beginning at 8 a.m. EDT (7 a.m. CDT) to discuss this business update and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via the investor relations section of Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by dialing (833) 287-0796 and referencing conference ID 4987178. For those unable to participate in the live event, a replay will be available on Vistra’s website for one year following the call.

First Quarter 2021 Financial Results

Vistra plans to file its Quarterly Report on Form 10-Q for the first quarter of 2021 and post the related investor materials to its website on May 5, 2021. Today’s conference call to provide this business update will take the place of Vistra’s regularly scheduled first quarter 2021 financial and operating results conference call.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases),“Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Vistra – Press Release

April 26, 2021, Page 4

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Molly Sorg

214-812-0046

Investor@vistracorp.com

About Vistra Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S., with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, the company is a large purchaser of wind power. The company is currently constructing a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including winter storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2020 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

April 26, 2021, Page 5

VISTRA CORP.

NON-GAAP RECONCILIATIONS – INITIAL 2021 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$607	$920	$(80)	$(60)	$527	$860
Income tax expense	195	283	—	—	195	283
Interest expense and related charges (a)	429	429	—	—	429	429
Depreciation and amortization (b)	1,650	1,650	—	—	1,650	1,650

EBITDA before Adjustments	$2,881	$3,282	$(80)	$(60)	$2,801	$3,222
Unrealized net (gain)/loss resulting from hedging transactions	59	59	—	—	59	59
Fresh start / purchase accounting impacts	2	2	—	—	2	2
Impacts of Tax Receivable Agreement	75	75	—	—	75	75
Non-cash compensation expenses	45	45	—	—	45	45
Transition and merger expenses	10	10	—	—	10	10
Other, net	3	2	—	—	3	2

Adjusted EBITDA guidance	$3,075	$3,475	$(80)	$(60)	$2,995	$3,415
Interest paid, net	(456)	(456)	—	—	(456)	(456)
Tax (paid)/received (c)	(60)	(60)	—	—	(60)	(60)
Tax Receivable Agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	60	60	—	—	60	60
Reclamation and remediation	(38)	(38)	(100)	(100)	(138)	(138)
Other changes in other operating assets and liabilities	1	1	(6)	(6)	(5)	(5)

Cash provided by operating activities	$2,579	$2,979	$(186)	$(166)	$2,393	$2,813
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(771)	(771)	—	—	(771)	(771)
Solar and storage development and other growth expenditures	(687)	(687)	—	—	(687)	(687)
(Purchase)/sale of environmental credits and allowances	(29)	(29)	—	—	(29)	(29)
Other net investing activities	(20)	(20)	6	6	(14)	(14)

Free cash flow	$1,072	$1,472	$(180)	$(160)	$892	$1,312
Working capital and margin deposits	(60)	(60)	—	—	(60)	(60)
Solar and storage development and other growth expenditures	687	687	—	—	687	687
Purchase/(sale) of environmental credits and allowances	29	29	—	—	29	29
Transition and merger expenses	28	28	—	—	28	28
Transition capital expenditures	9	9	—	—	9	9

Adjusted free cash flow before growth guidance	$1,765	$2,165	$(180)	$(160)	$1,585	$2,005

[1]	Regulation G Table for 2021 Initial Guidance prepared as of September 29, 2020.
(a)	Includes unrealized gain on interest rate swaps of $52 million.
(b)	Includes nuclear fuel amortization of $82 million.
(c)	Includes state tax payments.

Vistra – Press Release

April 26, 2021, Page 6

VISTRA CORP.

NON-GAAP RECONCILIATIONS – REISSUED 2021 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$(1,083)	$(771)	$(126)	$(106)	$(1,209)	$(877)
Income tax expense	(274)	(186)	—	—	(274)	(186)
Interest expense and related charges (a)	420	420	—	—	420	420
Depreciation and amortization (b)	1,660	1,660	—	—	1,660	1,660

EBITDA before Adjustments	$723	$1,123	$(126)	$(106)	$597	$1,017
Unrealized net (gain)/loss resulting from hedging transactions	(116)	(116)	—	—	(116)	(116)
Fresh start / purchase accounting impacts	15	15	—	—	15	15
Impacts of Tax Receivable Agreement	8	8	—	—	8	8
Non-cash compensation expenses	44	44	—	—	44	44
Transition and merger expenses	10	10	(15)	(15)	(5)	(5)
Winter Storm Uri (c)	793	793	—	—	793	793
Other, net	(2)	(2)	1	1	(1)	(1)

Adjusted EBITDA guidance	$1,475	$1,875	$(140)	$(120)	$1,335	$1,755
Interest paid, net	(498)	(498)	—	—	(498)	(498)
Tax (paid)/received (d)	(35)	(35)	—	—	(35)	(35)
Tax Receivable Agreement payments	(3)	(3)	—	—	(3)	(3)
Working capital and margin deposits	(110)	(110)	(4)	(4)	(114)	(114)
Accrued environmental allowances	234	234	—	—	234	234
Reclamation and remediation	(43)	(43)	(81)	(81)	(124)	(124)
Other changes in other operating assets and liabilities	(76)	(76)	15	15	(61)	(61)

Cash provided by operating activities	$944	$1,344	$(210)	$(190)	$734	$1,154
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(680)	(680)	—	—	(680)	(680)
Solar and storage development and other growth expenditures	(428)	(428)	—	—	(428)	(428)
(Purchase)/sale of environmental allowances	(133)	(133)	—	—	(133)	(133)
Other net investing activities	(20)	(20)	6	6	(14)	(14)

Free cash flow	$(317)	$83	$(204)	$(184)	$(521)	$(101)
Working capital and margin deposits	110	110	4	4	114	114
Solar and storage development and other growth expenditures	428	428	—	—	428	428
Accrued environmental allowances	(234)	(234)	—	—	(234)	(234)
Purchase/(sale) of environmental allowances	133	133	—	—	133	133
Transition and merger expenses	20	20	40	40	60	60
Transition capital expenditures	60	60	—	—	60	60

Adjusted free cash flow before growth guidance	$200	$600	$(160)	$(140)	$40	$460

[1]	Regulation G Table for 2021 Reissued Guidance prepared as of April 26, 2021.
(a)	Includes unrealized gain on interest rate swaps of $101 million.
(b)	Includes nuclear fuel amortization of $96 million.
(c)

Includes the following amounts, which we believe are not reflective of our operating performance: $189 million for allocation of ERCOT default uplift charges that are expected to be paid over more than 90 years under current protocols; accrual of Koch earn-out disputed amounts of $286 million that the company is contesting and does not believe should be paid; and $308 million for future bill credits related to Winter Storm Uri as further described below, and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed during Winter Storm Uri and will reverse and impact Adjusted EBITDA and Adjusted FCFbG in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future years are 2022 (~$170 million), 2023 (~$80 million), and 2024 (~$40 million), which the company intends to offset with future value enhancement / self-help initiatives in those respective years.

(d)	Includes state tax payments.